UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2017

MANTRA VENTURE GROUP LTD.

(Exact name of registrant as specified in its charter)

British Columbia	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#1562 128th Street

Surrey, British Columbia, Canada V4A 3T7

(Address of Principal Executive Offices)

(604) 560-1503

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 5.02 below with respect to the issuance of 62,125,755 shares of the Company’s common shares, par value $0.00001 per share (“Common Shares”) to each of Roger Ponder and Keith Hayter is incorporated herein by reference. The issuances were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Kristof Resignation

On June 6, 2017, Larry Kristof, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Manager officer of Mantra Venture Group Ltd. (the “Company”), resigned from all of his positions with the Company. Mr. Kristof will remain as the President of the Company’s Mantra Energy Alternatives subsidiary.

Appointment of Chief Executive Officer

On June 6, 2017, the Board of Directors (the “Board”) of the Company appointed Roger M. Ponder to serve as Chief Executive Officer of the Company, effective immediately. Mr. Ponder, age 64, has served as a director of the Company since April 2017. Mr. Ponder has served as a member of the board of directors of InterCloud Systems, Inc., and served as its Chief Operating Officer from November 2012 to March 2015. Mr. Ponder has been the President and Chief Executive Officer of Summit Broadband LLC, a provider of consulting services to private equity and institutional banking entities in the telecommunications, cable and media/internet sectors, since August 2009. From January 2005 to August 2009, he was the President - Midwest/Kansas City Division of Time Warner Cable. Mr. Ponder was a member of the United Way Board of Trustees - Kansas City from January 2006 to January 2011. Mr. Ponder received his B.S. from Rollins College in Business Administration and Economics. Mr. Ponder brings extensive business development, strategic planning and operational experience to the Company.

The Company entered into an employment agreement (the “Ponder Agreement”) with Mr. Ponder, effective as of June 6, 2017. The form of the Ponder Agreement was approved by the Board. A copy of the Ponder Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following is a brief summary of the material terms of the Ponder Agreement.

The Ponder Agreement has a three-year term and will automatically renew for successive one-year terms unless the Company or Mr. Ponder elects to terminate the agreement by giving 60 days’ notice prior to the end of the current term. Mr. Ponder will receive a base annual salary of $220,000, which may be increased (but not decreased) by the Board (or a committee thereof) in its sole discretion.

In addition, Mr. Ponder is entitled to receive annual incentive (bonus) compensation as the Board shall determine. His target bonus is equal to 60% of Mr. Ponder’s base salary for that fiscal year. Mr. Ponder was also granted a stock option to purchase shares of the Company’s Common Stock as determined by the Board under the Company's Performance Incentive Plan, to participate in various employee benefit plans and to be reimbursed for out-of-pocket expenses. Mr. Ponder received a sign on bonus of 62,125,755 Common Shares.

In the event that Mr. Ponder’s employment is terminated without “Cause” or he terminates his employment for “Good Reason” not in connection with a “Change in Control” (as such terms are defined in the Ponder Agreement), the Company shall pay to Mr. Ponder an amount equal to the sum of (x) twenty-four (24) months of his base salary at the monthly rate in effect on the date of termination, plus (y) two (2) times his target bonus for the fiscal year in which the termination occurs, an amount equal to any unpaid bonus from the previous year, and all equity-based awards shall vest. In addition, the Company shall pay Mr. Ponder an amount equal to the cost of continuation of group health coverage under COBRA for 12 months.

The Ponder Agreement contains a non-compete provision during the term of Mr. Ponder’s employment and for a period of one year thereafter. Mr. Ponder would also be prohibited from soliciting customers or clients of the Company with whom he dealt during his employment and from soliciting employees of the Company for the one-year period.

There are no family relationships between Mr. Ponder and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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Appointment of President

On June 6, 2017, the Board appointed Keith W. Hayter to serve as President of the Company, effective immediately. Mr. Hayter, age 52, has served as a director of the Company since April 2017. Mr. Hayter has served as the Chief Executive Officer and President of AW Solutions Inc. and AW Solutions Puerto Rico LLC since 2006. Mr. Hayter attended Platt College, the City and Guilds Institute and the City and East London College. Mr. Hayter brings extensive multi-national experience in the start-up, development and management in the telecommunication and construction industry.

The Company entered into an employment agreement (the “Hayter Agreement”) with Mr. Hayter, effective as of June 6, 2017. The form of the Hayter Agreement was approved by the Board. A copy of the Hayter Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The following is a brief summary of the material terms of the Hayter Agreement.

The Hayter Agreement has a three-year term and will automatically renew for successive one-year terms unless the Company or Mr. Hayter elects to terminate the agreement by giving 60 days’ notice prior to the end of the current term. Mr. Hayter will receive a base annual salary of $210,000, which may be increased (but not decreased) by the Board (or a committee thereof) in its sole discretion.

In addition, Mr. Hayter is entitled to receive annual incentive (bonus) compensation as the Board shall determine. His target bonus is equal to 60% of Mr. Hayter’s base salary for that fiscal year. Mr. Hayter was also granted a stock option to purchase shares of the Company’s Common Shares as determined by the Board under the Company's Performance Incentive Plan, to participate in various employee benefit plans and to be reimbursed for out-of-pocket expenses. Mr. Hayter received a sign on bonus of 62,125,755 Common Shares.

In the event that Mr. Hayter’s employment is terminated without “Cause” or he terminates his employment for “Good Reason” not in connection with a “Change in Control” (as such terms are defined in the Hayter Agreement), the Company shall pay to Mr. Hayter an amount equal to the sum of (x) twenty-four (24) months of his base salary at the monthly rate in effect on the date of termination, plus (y) two (2) times his target bonus for the fiscal year in which the termination occurs, an amount equal to any unpaid bonus from the previous year, and all equity-based awards shall vest. In addition, the Company shall pay Mr. Hayter an amount equal to the cost of continuation of group health coverage under COBRA for 12 months.

The Hayter Agreement contains a non-compete provision during the term of Mr. Hayter’s employment and for a period of one year thereafter. Mr. Hayter would also be prohibited from soliciting customers or clients of the Company with whom he dealt during his employment and from soliciting employees of the Company for the one-year period.

There are no family relationships between Mr. Hayter and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 6, 2017, by and among the Company and Roger W. Ponder

10.2	Employment Agreement, dated as of June 6, 2017, by and among the Company and the Keith W. Hayter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2017

MANTRA VENTURE GROUP LTD.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

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